                        As Filed with the Securities and
                     Exchange Commission on April 22, 1998
                                 No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933



                                 PCC GROUP, INC.


             (Exact Name of Registrant as Specified in its Charter)


               CALIFORNIA                                95-3815164
       (State of Incorporation)                       (I.R.S. Employer
                                                     Identification No.)


                             163 University Parkway
                            Pomona, California 91768
                    (Address of Principal Executive Offices)
                PCC Group, Inc. 1992 Incentive Stock Option Plan.
                     PCC Group, Inc. 1992 Stock Bonus Plan.
                        Eight (8) Stock Option Agreements
                            (Full Title of the Plans)


                                                           Copy to:
 Jack Wen                                        Gary L. Blum, Esq.
 163 University Parkway                          Law Offices of Gary L. Blum
 Pomona, CA 91768                                3278 Wilshire Blvd., Suite 603
 Telephone (909) 869-6133                        Los Angeles, CA  90010
 Facsimile (909) 869-6128                        Telephone (213) 381-7450
 (Name, Address and Telephone                    Facsimile (213) 384-1035
 Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed
                                                                       Maximum    Proposed
                             Title of                                  Offering   Maximum        Amount of
                             Securities to      Amount to be           Price Per  Aggregate      Registration
Title of Plan                be Registered      Registered             Share      Offering       Fee
-------------                -------------      -----------------      ---------  ----------     ------------
1992 Incentive Stock         Common Shares        100,000[1][2][3]     $4.50      $  450,000      $155.17
Option Plan

1992 Bonus Stock Option      Common Shares        200,000[1][2][3]     $4.50      $  900,000      $310.35
Plan

Stock Option Agreements      Common Shares         40,000[4]           $1.50      $   60,000      $ 20.69
(two)

Stock Option Agreements      Common Shares         40,000[4]           $2.00      $   80,000      $ 27.59
(two)

Stock Option Agreement       Common Shares         20,000[4]           $3.50      $   70,000      $ 24.14
(one)
Stock Option Agreement       Common Shares         72,700[4]           $1.375     $   99,963      $ 32.75
(one)
Stock Option Agreement       Common Shares      227,30000[4]           $1.25      $  284,125      $ 97.97
(two)
TOTAL                                             700,000                         $1,939,088      $668.66


This Registration Statement, including exhibits, consists of 68 sequentially numbered pages. The Index to Exhibits appears on sequentially numbered page 8.



------------------
(Footnotes)

[1]   Calculated pursuant to Rule 457(h).

[2]   Shares subject to options not yet granted pursuant to such Plan.

[3] Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of shares as may become subject to option under such Plan as a result of the adjustment provisions thereof.

[4]   Shares subject to options previously granted pursuant to such Plan.





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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION

ITEM 2.  REGISTRANT INFORMATION

         The information required by Items 1 and 2 of Part I are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of PCC Group, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:


      1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

      2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual Report on Form 10-K.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         NOT APPLICABLE.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         NOT APPLICABLE.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California General Corporation Law ("CGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 317 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and expect that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that such court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

         Section 204(a)(10) of the CGCL permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that (A) such provision shall not eliminate or limit the liability of a director (i) for acts of omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts of omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, or a risk or serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310, or (vii) under Section 316, (B) no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

         The Registrant's Articles of Incorporation provide that the Company's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the California General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the Index to Exhibits at Page 8 of this Registration Statement.


ITEM 9.  UNDERTAKINGS

         A.   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of California on the ____ day of April 1998.



                                        PCC GROUP, INC.


                                        BY:          /s/ JACK WEN
                                            -----------------------------------
                                                         JACK WEN
                                                 CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the _____ day of April 1998.


SIGNATURE                                            TITLE
---------                                            -----


 /S/ JACK WEN                           CHAIRMAN OF THE BOARD AND DIRECTOR
-----------------------------
JACK WEN



 /S/ GARY L. BLUM                       DIRECTOR
-----------------------------
GARY L. BLUM



 /S/ GEORGE RODDA, JR.                  DIRECTOR
-----------------------------
GEORGE RODDA, JR.



/S/ LAURO VALDOVINOS                    CHIEF FINANCIAL OFFICER
-----------------------------
LAURO VALDOVINOS

                                INDEX TO EXHIBITS



EXHIBIT                                                                     SEQUENTIALLY
NUMBER               DESCRIPTION                                            NUMBERED PAGE
-------              -----------                                            -------------
 4.1                 1992 Incentive Stock Option Plan

 4.2                 Form of 1992 Incentive Stock Option
                     Agreement

 4.3                 1993 Stock Bonus Plan

 4.4                 Director Stock Option Agreement
                     between Registrant and Gary Blum
                     dated 2/10/96

 4.5                 Stock Option Agreement
                     between Registrant and Lauro Valdovinos
                     dated 2/10/96

 4.6                 Director Stock Option Agreement
                     between Registrant and George Rodda, Jr.
                     dated 2/10/96

 4.7                 Director Stock Option Agreement
                     between Registrant and George Rodda, Jr.
                     dated 2/10/96

 4.8                 Director Stock Option Agreement
                     between Registrant and George Rodda, Jr.
                     dated 2/14/97

 4.9                 Incentive Stock Option Agreement
                     between Registrant and Jack Wen
                     dated 1/4/95

 4.10                Non Qualified Stock Option Agreement
                     between Registrant and Jack Wen
                     dated 1/4/95

 4.11                Incentive Stock Option Agreement
                     between Registrant and Roger Chou
                     dated 1/4/95

 5.1                 Opinion of Law Offices of Gary L. Blum

23.1                 Consent of Law Offices of Gary L. Blum
                     (Included in Exhibit 5.1)

23.2                 Consent of BDO Seidman



















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